Exhibit 10.1

SECOND AMENDMENT TO PROMISSORY NOTE

THIS SECOND AMENDMENT TO PROMISSORY NOTE (this “Amendment”) is dated as of the 6th day of January, 2022 and is made by and between FinTech Acquisition Corp. V (“Maker”) and FinTech Masala, LLC (“Payee”).

RECITALS

A.	Maker executed that certain Promissory Note dated September 15, 2021 in the original principal sum of up to Seven Hundred Fifty Thousand dollars ($750,000) (as amended, the “Note”).

B.	Maker and Payee amended the Note on October 26, 2021.

B.	Maker and Payee have agreed to further amend the Note.

C.	Unless otherwise set forth herein, all other provisions of the Note shall remain in full force and effect.

D.	All capitalized terms not defined in this Amendment will have the meanings given to them in the Note.

In consideration of these promises, the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	The introductory paragraph of the Note is hereby amended and restated in its entirety to read as follows:

“FinTech Acquisition Corp. V (the “Maker”) promises to pay to the order of FinTech Masala, LLC (the “Payee”) the principal sum of up to TWO MILLION DOLLARS ($2,000,000) (the “Maximum Principal Amount”) in lawful money of the United States of America, on the terms and conditions described below.”

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

MAKER:

FINTECH ACQUISITION CORP. V

By:	/s/ James J. McEntee, III
Name:	James J. McEntee, III
Title:	President

PAYEE:

FINTECH MASALA, LLC

By:	/s/ Mehar Jagota
Name:	Mehar Jagota
Title:	Chief Operating Officer

Signature page to Second Amendment to Promissory Note